Exhibit 10.1

		Concord Interactive Inc.		Invoice
		Third Floor	Date	Invoice #
		541 Howe Street	29/07/2002	124
CONCORD		Vancouver BC
Interactive		V6C 2C2

	Bill To
	Medusa Style Corporation
	Coreena Hansen
	210 - 580 Hornby Street
	Vancouver, BC V6C 3B6
	Canada

			Terms	Project

Qty	Item	Description	Rate	Amount
1	Web-site	Brochure site	2,500.00	2,500.00
2	Domain name regi...	Two years, Annual fee, $26.00	26.00	52.00
1	annual rate	50 MB disc space, 3 GB monthly transfer.	270.00	270.00
1	set-up	One time set-up fee.	50.00	50.00

		Hosting will commence as of day of official up-load.

		Please remit 50% of invoice to begin project: $1436

		Total		$2,872.00
		Payments/Credits		$0.00
		Balance Due		$2,872.00

All of the above amounts are referenced in Canadian dollars.